UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2019

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $1.00 per share	ARGO	New York Stock Exchange
Guarantee of Argo Group U.S., Inc. 6.500% Senior Notes due 2042	ARGD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)    On December 6, 2019, Argo Group International Holdings, Ltd. (the “Company”) and Mark E. Watson III entered into a Separation Agreement and Release (the “Separation Agreement”) to set out the terms of Mr. Watson’s separation from the Company. On December 9, 2019, the Company, Mr. Watson and American Stock Transfer & Trust Company, LLC entered into an Escrow Agreement (the “Escrow Agreement”) to set out the terms of a certain escrow account that has been established pursuant to the terms of the Separation Agreement. As previously disclosed by the Company, Mr. Watson retired from his position as President and Chief Executive Officer of the Company on November 5, 2019, and will resign as a member of the Company’s Board of Directors (the “Board”), effective December 30, 2019. As also previously disclosed, on November 5, 2019, the Company and Mr. Watson entered into a binding term sheet (the “Term Sheet”), which was to form the basis for the Separation Agreement. The following is a brief description of the terms and conditions of the Separation Agreement and the Escrow Agreement.

During the period commencing on November 5, 2019 and ending on December 31, 2019 (the “Separation Date”), Mr. Watson will continue to serve as a full-time, non-executive employee of the Company and will continue to receive a base salary at the annual rate that is currently in effect for Mr. Watson. During such period, Mr. Watson will continue to receive medical, welfare and health insurance benefit plans on the same terms and conditions as are currently in effect for Mr. Watson, but he will not be entitled to receive any annual cash incentive awards or long-term incentive awards. Mr. Watson’s employment with the Company will terminate on the Separation Date.

Effective as of the date on which the Separation Agreement becomes fully enforceable and binding, Mr. Watson will fully vest in his unvested restricted stock from each of his (i) March 10, 2016 grant (11,285 shares), (ii) March 29, 2017 grant (14,558 shares), (iii) March 27, 2018 grant (10,500 shares) and (iv) March 15, 2019 grant (41,013 shares). All of Mr. Watson’s vested share appreciation rights will remain vested and fully exercisable without restriction, and will be governed by the terms of the underlying award agreements, provided that following the Separation Date, Mr. Watson will not be bound to any restrictive covenant or post-termination obligation, duty or restriction under such award agreements, other than certain obligations relating to confidential information. The 73,481 performance-based restricted shares granted by the Company to Mr. Watson on November 5, 2018 will automatically be forfeited by Mr. Watson as of the Separation Date. The Company will pay Mr. Watson (a) an amount equal to $1,750,000 within two business days after the Separation Agreement becomes fully enforceable and binding, and (b) an amount equal to $725,833.33 within two business days after he re-executes the Separation Agreement on or within seven days after January 1, 2020 and does not revoke his signature within the applicable revocation period specified in the Separation Agreement.

Mr. Watson will reimburse the Company for certain alleged personal expenses that were paid for by the Company, in an amount to be determined after the Company concludes its investigation into such expenses. As of the date on which the Separation Agreement becomes fully enforceable and binding, 35,296 of the shares of restricted stock referred to in the previous paragraph will be placed into an escrow account. All or a portion of such shares will be returned to the Company in full satisfaction of Mr. Watson’s reimbursement obligation. If the amount that Mr. Watson is required to reimburse the Company for personal expenses is equal to or greater than the aggregate value of the shares placed in the escrow account (based on the closing price of the Company’s common stock on November 1, 2019, or $63.04), then all of the shares held in the escrow account will be returned to the Company in full satisfaction of Mr. Watson’s reimbursement obligation. If the amount that Mr. Watson is required to reimburse the Company for personal expenses is less than the aggregate value of the shares placed in the escrow account (based on the $63.04 closing price), then the shares held in the escrow account having an aggregate value equal to the required reimbursement amount (based on the $63.04 closing price), rounded up to the nearest whole share, will be returned to the Company in full satisfaction of Mr. Watson’s reimbursement obligation and the remaining shares held in the escrow account will be released to Mr. Watson. The Separation Agreement sets out a procedure by which Mr. Watson may contest the amount of expenses that the Company determines is subject to reimbursement by Mr. Watson, in which case the matter will be submitted to binding arbitration before a mutually agreed-upon arbitrator. The terms and conditions of the escrow account described in this paragraph are set out in the Escrow Agreement.

The Separation Agreement includes a general release of claims by Mr. Watson in favor of the Company. The Separation Agreement will supersede all prior agreements between Mr. Watson and the Company, including the Term Sheet and Mr. Watson’s employment agreement with the Company, dated November 5, 2018 (the “Employment Agreement”), except for certain provisions of the Employment Agreement set forth in the Separation Agreement, which will survive, including provisions relating to non-disclosure of confidential information, return of Company property, mutual non-disparagement, cooperation following termination of employment, indemnification and clawback.

This summary of the Separation Agreement and the Escrow Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Separation Agreement and the Escrow Agreement attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)    Exhibits:

10.1	Separation Agreement and Release, dated as of December 6, 2019, between Argo Group International Holdings, Ltd. and Mark E. Watson III.

10.2	Escrow Agreement, dated as of December 9, 2019, between Argo Group International Holdings, Ltd., Mark E. Watson III and American Stock Transfer & Trust Company, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD

Dated: December 10, 2019

	By:	/s/ Jay S. Bullock
	Name:	Jay S. Bullock
	Title:	Executive Vice President and Chief Financial Officer